UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2021

AUDIOEYE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38640	20-2939845
State of Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices / Zip Code)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AEYE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, the employment agreement of Sachin Barot, the Chief Financial Officer of AudioEye, Inc. (the “Company”), expired on May 15, 2021.  Mr. Barot’s employment with the Company, as well as his positions as principal financial officer and principal accounting officer, terminated on May 17, 2021.

The Company’s Board of Directors (the “Board”) is continuing its active search for a new Chief Financial Officer.  In the meantime, the Board has appointed Dr. Carr Bettis, the Company’s Executive Chairman of the Board, to act as the Company’s principal financial officer and principal accounting officer until successors are appointed. The Executive Employment Agreement between Dr. Bettis and the Company, dated as of July 1, 2015, will be amended to provide that Dr. Bettis will receive $20,000 per month in the form of fully vested shares of common stock of the Company in connection with his appointment as principal financial officer and principal accounting officer.

Dr. Bettis’ Executive Employment Agreement will also be amended to provide that the form of payment of Dr. Bettis’ $175,000 annual base salary for his service as Executive Chairman of the Board will be modified. Of such amount, $36,000 will be paid in cash, and $139,000 will be paid in the form of fully vested shares of common stock of the Company.

Dr. Bettis, age 57, has served as Executive Chairman/Chairman of the Board since March 2015, has served as a Director of the Company since December 2012 and previously served as a Director from July 2007 to April 2010. Dr. Bettis founded and has been the Chief Architect of numerous financial technology businesses over the last 15 years that have been acquired by Merrill Lynch, Thomson Financial, Primark/Disclosure and Advanced Equities/Greenbook Financial. From 1996 to 2011, Dr. Bettis was the Chairman and Founder of Gradient Analytics, one of the largest independent equity research firms in the United States. He has served as Chairman and Co-Founder of Verus Analytics, a quantitative analytics and financial technology firm, since 1996. He also serves on the Board of Formulus Black Corporation, a computing company offering storage access solutions, and First Contact Entertainment, Digital Air Technology Emmersive Entertainment. Dr. Bettis also manages his family’s private equity portfolio. Dr. Bettis is a former tenured professor and maintains a clinical-affiliation with Arizona State University as Research Professor of Finance at the W. P. Carey School of Business. He has been frequently cited in national and international financial media. His research has been published in academic and professional journals such as the Journal of Financial Economics, Review of Financial Studies, Journal of Accounting and Economics, Journal of Financial and Quantitative Analysis and the Financial Analyst Journal. Dr. Bettis holds undergraduate degrees in finance and accounting and received his Ph.D. from Indiana University in 1992.

The Company subleases office space in Scottsdale, Arizona from Verus Analytics, Inc., of which Dr. Bettis is a director of and a holder of a greater than 30% ownership interest. The Company pays to Verus Analytics, Inc. base rent of approximately $5,600 per month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 19, 2021	AudioEye, Inc.
(Registrant)

	By	/s/ James Spolar
Name: James Spolar
Title: General Counsel and Secretary